                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration No. 333-24683


PRICING SUPPLEMENT DATED JUNE 12, 1997
(To Prospectus dated June 6, 1997 and Prospectus Supplement dated June 6, 1997)

WILLIAMS HOLDINGS OF DELAWARE, INC.
MEDIUM-TERM NOTES, SERIES A -- FIXED RATE
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Trade Date: June 12, 1997                Original Issue Date: June 17, 1997
Principal Amount: $20,000,000            Net Proceeds to Issuer: $19,950,000
Currency: U.S.$                          Minimum Denomination: $1,000
Issue Price: $20,000,000
Selling Agent's Commission: $50,000
Interest Rate: 6.40%
Interest Payment Date(s): March 1 and September 1 (beginning September 1,
  1997)
Maturity Date: June 17, 1999

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Form:      X      Book-Entry
        ________  Certificated

Redemption:      X      The Notes cannot be redeemed prior to maturity
              ________  The Notes may be redeemed prior to maturity

        Initial Redemption Date:
        Initial Redemption Price:
        Annual Redemption Price Reduction:

Repayment:         X      The Notes cannot be repaid prior to maturity
                ________  The Notes can be repaid prior to maturity at the option of the holder

        Repayment Price:
        Repayment Date:

Discount Note:  ________  Yes
                   X      No

        Total Amount of OID:
        Original Yield to Maturity:
        Initial Accrual Period OID:
        Method Used to Determine Yield for Initial Accrual
        Period:  _____  Approximate   _____  Exact

Capacity:      X      Agent   ________  Principal

If as principal:  ------- The Registered Notes are being offered at varying prices related to prevailing market prices at the time of resale.

                  ------- The Registered Notes are being offered at a fixed initial public
                          offering price   % of Principal Amount. The Registered Notes are being
                          reoffered to dealers with a reallowance not to exceed   % of the
                          Commission or Fee.

                               SMITH BARNEY INC.